Exhibit 10.2

EXECUTION VERSION

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [****]

INTELLECTUAL PROPERTY MATTERS AGREEMENT

between

AOL INC.

and

MICROSOFT CORPORATION

Dated as of June 15, 2012

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1	Defined Terms	1

ARTICLE II

LICENSE TO SELLER TRANSFERRED PATENTS

2.1	License to Seller Transferred Patents	3
2.2	Future Transfers of Subsidiaries and Assets	3
2.3	No Sublicense Rights	4
2.4	Future Patent Transfer	4

ARTICLE III

DEFENSIVE TERMINATION, LICENSE AND MUTUAL RELEASE

3.1	Purchaser to Seller - Defensive Termination	4
3.2	Seller to Purchaser - License	5
3.3	Subsidiaries’ Rights	5
3.4	Future Patent Transfer	5
3.5	Mutual Release	5
3.6	Defensive Termination [****]	5

ARTICLE IV

CONFIDENTIALITY

4.1	Confidentiality Agreement	6

ARTICLE V

TRANSFERABILITY

5.1	Transferability	6
5.2	Reservation	7

ARTICLE VI

MISCELLANEOUS

6.1	Counterparts	7
6.2	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial	7

- i -

6.3	Entire Agreement	8
6.4	Notices	8
6.5	Successors and Assigns	9
6.6	Third-Party Beneficiaries	9
6.7	Amendments and Waivers	9
6.8	Bankruptcy	9
6.9	Specific Performance	9
6.10	Proper Authority	10
6.11	Warranty Disclaimers	10
6.12	Severability	10

- ii -

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT, dated as of June 15, 2012 (this “Agreement”), is between AOL Inc., a Delaware corporation (“Seller”) and Microsoft Corporation, a Washington corporation having a primary place of business at One Microsoft Way, Redmond, Washington, USA 98052 (“Purchaser”). Seller and Purchaser are referred to herein from time to time collectively as the “Parties.”

RECITALS

WHEREAS, Seller and Purchaser entered into a Stock and Asset Purchase Agreement, dated April 5, 2012 (the “SAPA”);

WHEREAS, the SAPA requires the execution and delivery of this Agreement by the Parties hereto at the Closing; and

WHEREAS, after the Closing the Parties will respectively Control certain Patents and they desire to grant certain rights with respect to such Patents to the other Party from and after the Closing.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Defined Terms. For the purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings assigned to them in the SAPA, and the following terms shall have the following meanings:

“Acquiring Entities” shall have the meaning set forth in Section 5.1.

“Agreement” shall have the meaning set forth in the Preamble.

“Bankruptcy Code” shall have the meaning set forth in the Section 6.8.

“Change of Control” shall be deemed to have occurred through any one or more of the following transactions (whether effected as a single transaction or series of transactions): (i) a sale, transfer or other disposition of all or substantially all of the assets of a Party and its Subsidiaries on an aggregate basis; (ii) a spin-off, split-off or other pro rata distribution of more than 50% of the equity interests of a Party and its Subsidiaries on an aggregate basis to all of the public shareholders of the ultimate parent company of such Party and its Subsidiaries; (iii) a merger, business combination, consolidation, reorganization, corporate restructuring or other similar transaction involving a Party and its Subsidiaries on an aggregate basis, regardless of whether such Party is the surviving corporation thereof; or (iv) the acquisition by a Person of more than 50% of the total combined voting power of a Party and any of its Subsidiaries on an aggregate basis.

“Control” (including, without limitation, with correlative meaning, “Controls,” “Controlled by,” or “under Common Control with”) of an asset or Person means possessing the power, directly or indirectly, to direct the management, activities and policies related to an asset or of a Person, whether through ownership of securities or by contract, or otherwise and is not limited solely to Persons that possess a majority ownership interest in such entity or person. As a non-limiting example relating to Patents, [****].

“Covered Third Parties” shall mean a Party’s and its Subsidiaries’ [****] direct and indirect customers, end-users, developers, vendors, distributors, licensees and suppliers of such Party’s Products or Services, or components thereof, but only to the extent that the activities of a Covered Third Party are directed to such Party’s Products or Services.

“Execution Date” means April 5, 2012.

“Licensee” shall have the meaning set forth in Section 2.1.

“Parties” shall have the meaning set forth in the Preamble to this Agreement.

“.pdf” shall have the meaning set forth in Section 6.1.

“Products or Services” shall mean the [****] software, products and services of a Party [****], including, without limitation, all hardware, object code, source code, know-how, inventions, trade secrets, designs, innovations and technology incorporated into and associated with developing, producing and operating such software, products and services, including without limitation embodiments or digital implementations of such software, products and services, such as Internet websites and software applications.

“Purchaser” shall have the meaning set forth in the Preamble.

“Purchaser Patents” shall mean: (i) all Patents owned or Controlled by Purchaser and its Subsidiaries throughout the world (excluding the Seller Transferred Patents) entitled to an effective filing date prior to or as of the Closing Date (for clarity, in the event a given application has more than one effective filing date, then the earliest such date shall be the relevant one for purposes of this definition) and (ii) any other Patents owned or Controlled by Purchaser and its Subsidiaries having an effective filing date after the Closing Date that are entitled to priority from a Patent qualifying as a Purchaser Patent under clause (i).

“Releasor” shall have the meaning set forth in Section 3.5.

“SAPA” shall have the meaning set forth in the Recitals.

“Sale” shall have the meaning set forth in Section 2.1.

“Seller” shall have the meaning set forth in the Preamble.

“Seller Retained Patents” shall mean: (i) all Patents owned or Controlled by Seller and its Subsidiaries throughout the world entitled to an effective filing date prior to or as of the Closing Date (for clarity, in the event a given application has more than one effective filing date, then the earliest such date shall be the relevant one for purposes of this definition); and (ii) any other Patents owned or Controlled by Seller and its Subsidiaries having an effective filing date after the Closing Date that are entitled to priority from a Patent qualifying as a Patent under clause (i).

“Seller Transferred Patents” shall mean the Company Patents and the Transferred Patents.

“Subsidiary” shall mean an Affiliate [****].

“Subsequent Acquiring Entities” shall have the meaning set forth in Section 5.1.

“Transferor” shall have the meaning set forth in Section 5.1.

ARTICLE II

LICENSE TO SELLER TRANSFERRED PATENTS

2.1 License to Seller Transferred Patents. Effective as of the Closing, Purchaser hereby grants to Seller and its Subsidiaries (each, for purposes of this Article II, a “Licensee”), under the Seller Transferred Patents, and for the lives thereof, a perpetual and irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive, non-assignable (except as set forth in Section 2.2 and 5.1 below) license to make, have made (for Licensee and for distribution by or on behalf of Licensee), use, sell, offer for sale, import, export, distribute, lease, develop and otherwise dispose of or exploit (collectively “Sell”, “Sale” or “Sold”) any Products or Services of Seller or of Seller’s Subsidiaries covered by the claims of the Seller Transferred Patents. The foregoing license includes the Sale by Licensee and Licensee’s Covered Third Parties of a combination of such Products and Services with products and services of a Covered Third Party but only to the extent that for any given claim of a Seller Transferred Patent covering such combination, such Product or Service (or a portion thereof) in such combination meets or performs at least one material limitation of such claim. The parties intend that the rights set forth in this Section 2.1, with respect to the Seller Transferred Patents, [****].

2.2 Future Transfers of Subsidiaries and Assets. The license grant in Section 2.1 shall:

(a) subject to Section 2.2(e), continue to be retained by any entity that is a Subsidiary of Seller as of the Closing Date even if such Subsidiary of Seller, subsequent to the Closing Date, is no longer a Subsidiary of Seller (including following any further changes in the Person controlling such Subsidiary) (“Former Subsidiary”); provided, however, that the license grant in Section 2.1 shall apply only (1) [****], and (2) [****]. Notwithstanding the foregoing, the license shall not apply to any existing or future software, technology, products or services of any Third Party (or any Affiliates of such Third Party) that Controls such Former Subsidiary;

(b) subject to Section 2.2(e), continue to apply to sales of an asset of Seller and Seller’s Subsidiaries by an acquiring Third Party of such asset in the event that all rights, title and interest in such asset is sold, transferred or otherwise disposed of by Seller or Seller’s Subsidiaries, as applicable (including, without limitation, the sale of a business of Seller or Seller’s Subsidiaries or a sale of the technology associated with a Seller Product or Service)(“Former Asset”); provided, however, that the license grant in Section 2.1 shall apply only (1) [****], and (2) [****]. Notwithstanding the foregoing, the license grant in Section 2.1 not apply to any assets, software, technology, products or services of the Third Party (or Affiliates of such Third Party) that Controls such Former Asset; and

(c) [****].

(d) Nothing in this Section 2.2 shall in any way limit, diminish or otherwise impact the license granted under Section 2.1 to Seller or Seller’s Subsidiaries as of the Closing Date that remain Subsidiaries of Seller after the transactions contemplated in Sections 2.2(a) and (b).

(e) For the continuation of the license provided in Sections 2.2(a) and (b) to extend to a Former Subsidiary or Former Asset (“Covered Spin-outs”), Seller must provide written notice to Purchaser designating such Former Subsidiary or Former Asset as such. No license rights shall continue for any Former Subsidiaries or Former Assets other than Covered Spin-outs.

2.3 No Sublicense Rights. The license grant in Section 2.1 does not confer the right to grant or otherwise transfer via sublicense any rights under the license to any Third Parties, including no right to provide any licenses or any other rights to Third Parties under the Seller Transferred Patents [****].

2.4 Future Patent Transfer. Purchaser may freely assign, sell, or otherwise transfer the Seller Transferred Patents and/or any exclusionary rights thereof to another Person, provided such Person agrees in writing to be legally bound by the patent licenses granted to Seller and its Subsidiaries herein prior to such transfer. For the avoidance of doubt, the Purchaser cannot transfer the Seller Transferred Patents without obligating the purchaser of the Seller Transferred Patents to be bound by the license provisions in this Agreement.

ARTICLE III

DEFENSIVE TERMINATION, LICENSE AND MUTUAL RELEASE

3.1 Purchaser to Seller – Defensive Termination. Effective as of the Closing, if Purchaser or a Person controlled by Purchaser files a lawsuit [****] against Seller [****], then Seller may terminate the License provided in Section 3.2 to Purchaser and Purchaser’s Subsidiaries for any Seller Retained Patents owned and controlled by Seller at the time of the lawsuit, effective as of the date Seller provides written notice of termination to Purchaser, unless Purchaser dismisses such lawsuit within thirty (30) days of receiving such notice of termination (“DT Rights”). Such termination shall not affect the License provided to Seller in Section 2.1, which shall continue and survive pursuant to its terms. The DT Rights (1) are personal to Purchaser, Seller and their Subsidiaries [****].

3.2 Seller to Purchaser – License. Effective as of the Closing, Seller hereby grants to Purchaser [****] (each, for purposes of this Article III, a “Licensee”), under the Seller Retained Patents, and for the lives thereof, a perpetual and irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive, non-assignable (except as set forth in Section 5.1 below) license to Sell any Products or Services of Purchaser [****] covered by the claims of the Seller Retained Patents. The foregoing license includes the Sale by Licensee and Licensee’s Covered Third Parties of a combination of such Products and Services with products and services of a Covered Third Party but only to the extent that for any given claim of a Seller Retained Patent covering such combination, such Product or Service (or a portion thereof) in such combination meets or performs at least one material limitation of such claim.

3.3 Subsidiaries’ Rights. The DT Rights and the license in Section 3.2 shall (a) [****], and (b) [****].

3.4 Future Patent Transfer. Seller may freely assign, sell, or otherwise transfer one or more of the Seller Retained Patents and/or any exclusionary rights thereof (“Recipient Patents”) to another Person, (“Patent Recipient”) provided Patent Recipient agrees in writing to be legally bound by the patent licenses granted to Purchaser and its Subsidiaries herein prior to such transfer. For the avoidance of doubt, the Seller cannot transfer the Seller Retained Patents without obligating the purchaser of the Seller Retained Patents to be bound by the license provisions in this Agreement.

3.5 Mutual Release. Each Party (as “Releasor”) on behalf of itself, its Subsidiaries which are its Subsidiaries on the Closing Date and any Person Controlled by Releasor that has rights under the Releasor’s Patents, including but not limited to the right to license or enforce the Patents, and on behalf of its and their respective predecessors, successors, heirs and assigns, administrators, executors, attorneys, insurers, agents, servants, suppliers, employees, officers, directors, and representatives, irrevocably releases the other Party, its Subsidiaries which are its Subsidiaries on the Closing Date and its and their respective predecessors, successors, heirs and assigns, administrators, executors, attorneys, insurers, agents, servants, suppliers, employees, officers, directors, and representatives from any and all claims of infringement of Releasor’s Patents (including in the case of Purchaser, the Seller Transferred Patents and Purchaser Patents, and including in the case of Seller, the Seller Retained Patents) for claims that are based on acts prior to the Closing Date. (“Release”). The Release will extend to Covered Third Parties but only with respect to Products or Services of Releasors and their Subsidiaries. The Release shall not apply to any Person other than the persons named in this Section 3.5 and shall not apply to the manufacture, use, sale, offer for sale, import, or other disposition of any products or services by any Person other than the Products or Services provided to or by the Parties and their Subsidiaries.

3.6 Defensive Termination [****]. [****]

ARTICLE IV

CONFIDENTIALITY

4.1 Confidentiality Agreement. All terms and conditions in this Agreement shall be kept in confidence by the Parties. The Parties shall not (and shall cause their respective Subsidiaries not to) now or hereafter disclose this Agreement or any of its terms to any Third Party except in either case: (i) with the prior written consent of the other Party; (ii) to any governmental body having jurisdiction to require disclosure or to any arbitral body, to the extent required by same; (iii) as otherwise may be required by Law (including as may be required under the Exchange Act or the Securities Act) or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters; (iv) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; (v) under confidentiality only as to relevant scope of license terms and to the extent necessary pursuant to the normal course of business with bona-fide customers, or (vi) while obtaining legal advice from legal counsel as needed in the normal course of business; provided that, in (ii) through (vi) above, (A) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (B) except for permitted disclosures to legal and financial advisors, customers and accountants, the disclosing Party provides the other Party, with at least ten (10) business days’ prior written notice of such disclosure or, if not reasonable, as much advance notice as reasonably possible under the circumstances.

ARTICLE V

TRANSFERABILITY

5.1 Transferability. The Parties acknowledge that the terms, conditions and consideration for this Agreement were based on the unique characteristics of the specific Parties hereto, and therefore the Parties agree that except as provided in Section 2.2(a), this Section 5.1 in connection with a Change of Control and Section 6.5 of this Agreement, the rights, licenses, and obligations hereunder may not be assigned, by operation of law or otherwise, by either Party without the express prior written consent of the other Party. Notwithstanding the forgoing, a transferring Party (“Transferor”) may assign, delegate, sell, transfer, or otherwise dispose of all of its rights and obligations under this Agreement, to Third Party acquirers or successors (“Acquiring Entities”) without prior notice to or written consent of the other Party (but including reasonable notice thereafter) in connection with a Change of Control, and this Agreement (including this Section 5.1 with respect to further transferability) shall benefit and be binding upon such Acquiring Entities. Any such Acquiring Entity may further assign, delegate, sell, transfer, or otherwise dispose of all of its rights and obligations under this Agreement to Third Party acquirers or successors (“Subsequent Acquiring Entities”) without prior notice to or written consent of such other Party (but including reasonable notice thereafter) in connection with a Change of Control, and this Agreement shall benefit and be binding upon such Subsequent Acquiring Entities. Notwithstanding the forgoing, the rights acquired by an Acquiring Entity or Subsequent Acquiring Entities as permitted by this Section 5.1 shall apply only (1) to the Transferor’s Products or Services at the time of such applicable transfer of the Transferor, (2) for as long as such Transferor remains a separate legal entity or is otherwise held separate and in a manner capable of being independently audited, and (3) shall not apply to any existing or future software, technology product or service of the Acquiring Entity. Once a Change of Control occurs and the applicable Person has assigned, delegated, sold, transferred or otherwise disposed of all of its rights and obligations under this Agreement in accordance with this Section 5.1, such Person will not be responsible for any obligations by the applicable Acquiring Entity under this Agreement or any failure by any applicable Acquiring Entity to comply with or otherwise meet or satisfy those obligations.

5.2 Reservation. Notwithstanding anything in this Agreement to the contrary, no licenses, covenants or other rights are being provided by Purchaser (including without limitation under the Seller Transferred Patents) to any assets, software, technology, products or services of any Third Party [****], it being understood, however, that Seller or its Affiliates may enter into transactions [****] no such transaction shall limit, diminish or otherwise impact the license granted under Section 2.1 or Seller’s ability to transfer the license received pursuant to Section 2.1 in connection with such transaction so long as (1) [****] and (2) [****].

ARTICLE VI

MISCELLANEOUS

6.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile), it being understood that the parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

6.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without reference to the choice-of-law or conflicts of law principles that would result in the application of the Laws of a different jurisdiction.

(b) Each Party irrevocably submits to the exclusive jurisdiction of the Delaware Courts of Chancery in any Action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Parties further agree, to the extent permitted by Law, that final and unappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) Each Party certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth in this Section 6.2.

6.3 Entire Agreement. This Agreement, together with the SAPA, contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, negotiation, term sheet, agreement, understanding or arrangement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement.

6.4 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service) or hand delivery, addressed as follows:

(a)	To Seller:

AOL Inc.

770 Broadway

New York, NY 10003

Telecopy: (703) 466-9093

Attention: General Counsel

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telecopy: (212) 403-2000

Attention: David C. Karp, Esq.

                 David E. Shapiro, Esq.

(b)	To Purchaser:

Microsoft Corporation

One Microsoft Way

Redmond, WA 98052

Telecopy: 425 936-7329

Attention: Corp. VP of Intellectual Property & Licensing

with copies to: ipnotice@microsoft.com

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Either Party may notify the other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns only as expressly provided in this Agreement.

6.6 Third-Party Beneficiaries. This Agreement is not intended to confer upon any Third Party (and their successors and assigns) any rights or remedies hereunder, provided that this Section 6.6 shall not be construed to restrict any benefits conferred upon Covered Third Parties pursuant to Articles II and III of this Agreement.

6.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by both Parties. The failure or delay on the part of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

6.8 Bankruptcy. Each Party acknowledges that all rights and licenses granted by it under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. Each Party acknowledges that if such Party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Any Change of Control resulting from any such bankruptcy proceeding shall remain subject to Section 5.1 above.

6.9 Specific Performance.

(a) The Parties agree that irreparable damage may occur in the event that any Party fails to comply with this Agreement in accordance with its terms and that the Parties shall be entitled to seek specific performance in such event, in addition to any other remedy at Law or in equity.

(b) Both Parties agree that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled to seek (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(c) Both Parties further agree that neither Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and both Parties irrevocably waive any rights they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(d) The remedies available to Seller and/or Purchaser pursuant to this Section 6.9 shall be in addition to any other remedy to which such Parties are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit such Parties from recovery of monetary damages. Notwithstanding the foregoing, in no event shall a Party have liability to the other Party for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items arising from a breach of this Agreement.

6.10 Proper Authority. Each Party represents and warrants on behalf of itself and its Subsidiaries that it has full right, power, and authority to (a) enter into this Agreement, and (b) grant the licenses, releases and other rights herein. Each party further warrants that the individuals signing this Agreement have full authority and are duly authorized and empowered to execute on behalf of the Party and its Subsidiaries for which they are signing. Each Party also agrees to obtain, maintain and exercise all rights necessary to bind any Subsidiary formed or acquired after the Execution Date to all applicable terms of this Agreement.

6.11 WARRANTY DISCLAIMERS. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY (A) AS TO THE SCOPE, COVERAGE, VALIDITY, OR ENFORCEABILITY OF ANY PATENTS, OR (B) THAT ANY SOFTWARE OR PRODUCT MADE OR SERVICE PERFORMED IN ACCORDANCE WITH ITS LICENSE OR OTHER RIGHTS PROVIDED HEREIN IS FREE FROM THIRD PARTY INTELLECTUAL PROPERTY CLAIMS.

6.12 Severability. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof provided the overall intent of the Parties is preserved. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

AOL INC.

By:	/s/ Tim Armstrong
	Name:	Tim Armstrong
	Title:	Chairman and Chief Executive Officer

MICROSOFT CORPORATION

By:	/s/ Peter S. Klein
Name: Peter Klein
Title: CFO

[Signature Page to Intellectual Property Matters Agreement]